Vera Therapeutics Provides Business Update and Reports Fourth Quarter and Full Year 2023 Financial Results

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Presented positive 72-week data from the Phase 2b ORIGIN clinical trial, setting a new standard in IgAN with no loss of kidney function over the duration of treatment
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Actively adding sites and enrolling pivotal Phase 3 ORIGIN 3 study of atacicept for the treatment of IgAN; topline data expected in 1H 2025
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Completed $287.5 million financing, further strengthening the Company’s balance sheet and extending the Company’s expected cash runway through potential approval and commercial launch

BRISBANE, Calif., March 20, 2024 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunologic diseases, today reported its business highlights and financial results for the fourth quarter and year ended December 31, 2023.

“Over the past year, we have strengthened the integrated data package for atacicept as a potentially disease-modifying treatment for patients with IgA Nephropathy (IgAN) and rapidly advanced the pivotal Phase 3 ORIGIN 3 clinical trial, which is expected to support our BLA submission to the FDA next year,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “We believe atacicept 72-week data from the Phase 2b ORIGIN trial are consistent with a profile of true disease modification. Our clinical successes to date, including the announcement of multiple positive data readouts from the Phase 2b ORIGIN trial of atacicept in patients with IgAN, as well as executing on the ORIGIN 3 study, have gained broad attention across the clinical landscape, and we have attracted several respected industry veterans to expand our team in support of our advancing pipeline.”

“The 72-week data we recently announced from the ORIGIN 2b study supports our belief that atacicept has the potential to provide IgAN patients with long-term disease modification, evidenced by deep reductions in pathogenic Gd-IgA1, hematuria, proteinuria and most importantly, with stable eGFR. In aggregate, this quartet of findings provides support for our previous hypothesis that atacicept has the potential to be a transformative advancement for IgAN patients and may become the cornerstone treatment for this disease. The ORIGIN 2b results also provide us with even greater confidence in the ongoing ORIGIN Phase 3 trial, which continues to be on track with regard to enrollment,” stated Robert Brenner, M.D., Chief Medical Officer of Vera Therapeutics.

Key Fiscal Year 2023 and Recent Business Highlights

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Presented positive 72-week data from ORIGIN Phase 2b trial of atacicept in IgAN that show consistent and sustained reductions in Gd-IgA1, hematuria, and UPCR, with stable eGFR over the duration of treatment
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Actively adding sites and enrolling pivotal Phase 3 clinical trial (ORIGIN 3) of atacicept for the treatment of IgAN since initiating enrollment in June 2023

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Appointed industry veterans Robert M. Brenner, M.D., as Chief Medical Officer and William D. Turner as Chief Development Officer
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Completed $287.5M upsized public offering of its Class A common stock in February 2024 that further strengthened the balance sheet

Upcoming Milestones

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Completion of Phase 3 full enrollment for primary endpoint estimated in the second half of 2024
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Present 96-week data from ORIGIN Ph 2b clinical trial of atacicept in IgAN in the fourth quarter
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Topline data from the pivotal ORIGIN 3 trial expected to be presented in the first half of 2025

Financial Results for the Quarter and Year Ended December 31, 2023

For the year ended December 31, 2023, the company reported a net loss of $96.0 million, or a net loss per diluted share of $2.25, compared to a net loss of $89.1 million, or a net loss per diluted share of $3.35, for the same period last year.

During the year ended December 31, 2023, net cash used in operating activities was $92.2 million, compared to $67.6 million for the same period last year.

Vera reported $160.7 million in cash, cash equivalents, and marketable securities as of December 31, 2023. Subsequent to December 31, 2023, the Company strengthened its balance sheet upon completing an upsized public offering of its Class A common stock with gross proceeds of approximately $287.5 million, before deducting underwriting discounts and commissions and offering expenses.

About Vera

Vera Therapeutics is a late clinical-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera’s mission is to advance treatments that target the source of immunologic diseases in order to change the standard of care for patients. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B-cell Activating Factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases, including IgAN, also known as Berger’s disease, and lupus nephritis. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful. Vera is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK virus (BKV), a polyomavirus that can have devastating consequences in certain settings such as kidney transplant. Vera retains all global developmental and commercial rights to atacicept and MAU868. For more information, please visit www.veratx.com.

About Atacicept

Atacicept is an investigational recombinant fusion protein that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B-cell activating factor (BAFF) and A proliferation-inducing ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with certain autoimmune diseases, including IgAN and lupus nephritis. The Phase 2b ORIGIN clinical trial of atacicept in IgAN met its primary endpoint and showed a statistically significant and sustained reduction in mean proteinuria versus baseline, as well as stabilized eGFR, at weeks 24, 36, and 72. Vera believes atacicept is positioned for best-in-class potential, targeting B cells and plasma cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical studies across different indications.

About MAU868

MAU868, a potential first-in-class monoclonal antibody, has the potential to neutralize infection by blocking BKV virions from binding to host cells. BKV is a polyoma virus that can be reactivated in settings of immunosuppression, such as in kidney transplant. It is a leading cause of kidney transplant loss and transplant-associated morbidity; there are currently no approved treatments for BKV. Vera holds an exclusive worldwide license from Amplyx Pharmaceuticals, Inc., a wholly owned subsidiary of Pfizer Inc., for the development and commercialization of MAU868 in all indications.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, atacicept’s potential to be a transformational treatment for patients with IgAN and become a cornerstone treatment for IgAN, Vera’s plans to complete enrollment of its pivotal Phase 3 study in the second half of 2024, expectations regarding reporting 96-week data from the ORIGIN Phase 2b trial in 2024, Vera’s plans to receive and share topline data from the pivotal Phase 3 trial in the first half of 2025, Vera’s expectations to submit a BLA for atacicept for IgAN to the FDA in 2025, and Vera’s product candidates, strategy, and regulatory matters. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “potential,” “expect,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera’s business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Mari Purpura

LifeSci Advisors

mpurpura@lifesciadvisors.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2023	2022

Operating expenses:
Research and development	$ 78,225	$ 68,993
General and administrative	23,787	21,910
Total operating expenses	102,012	90,903
Loss from operations	(102,012)	(90,903)
Other income, net	6,023	1,848
Provision for income taxes	(1)	(1)
Net loss	$ (95,990)	$ (89,056)
Change in unrealized gain/loss on marketable securities	251	(224)
Comprehensive loss	$ (95,739)	$ (89,280)
Net loss per share attributable to common stockholders, basic and diluted	$ (2.25)	$ (3.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	42,707,072	26,570,676

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	December 31,	December 31,
	2023	2022

Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$ 160,716	$ 114,653
Prepaid expenses and other current assets	11,307	11,045
Total current assets	172,023	125,698
Operating lease right-of-use assets	2,949	5,173
Non-marketable equity securities	11	58
Other noncurrent assets	563	506
Total assets	$ 175,546	$ 131,435

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 11,118	$ 11,991
Operating lease liabilities	2,436	2,645
Accrued expenses and other current liabilities	8,749	10,964
Total current liabilities	22,303	25,600
Long-term debt	49,877	24,810
Operating lease liabilities, noncurrent	1,395	3,831
Accrued and other noncurrent liabilities	286	286
Total liabilities	73,861	54,527
Stockholders' equity
Common stock	44	28
Additional paid-in-capital	410,492	290,216
Accumulated other comprehensive gain/loss	251	(224)
Accumulated deficit	(309,102)	(213,112)
Total stockholders' equity	101,685	76,908
Total liabilities and stockholders' equity	$ 175,546	$ 131,435

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